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                                                       Exhibit 24

[This page appears on KPMG Peat Marwick LLP letterhead]






INDEPENDENT AUDITORS' CONSENT
-----------------------------


The Board of Directors
The Vons Companies, Inc.:

We consent to incorporation by reference in the Registration Statements (No. 33-42913, No. 33-39246, No. 33-41539, No. 33-
55744 and No. 33-50957) on Form S-8 of The Vons Companies, Inc. of our report dated February 20, 1995, relating to the consolidated balance sheets of The Vons Companies, Inc. and subsidiaries as of January 1, 1995 and January 2, 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for the fifty-two week periods ended January 1, 1995 and January 2, 1994 and the fifty-three week period ended January 3, 1993, which report appears in the Annual Report to Shareholders and is incorporated by reference in the January 1, 1995 annual report on Form 10-K of The Vons Companies, Inc.

Our report refers to the Company's adoption of the provisions of the Financial Accounting Standards Board's
Statement of Financial Accounting Standards No. 106, "Employers'
Accounting for Postretirement Benefits Other Than Pensions" in the fifty-three week period ended January 3, 1993, as discussed in Note 8 to the consolidated financial statements.


/s/ KPMG PEAT MARWICK LLP


Los Angeles, California
March 29, 1995